Exhibit 99.1

TELETECH ANNOUNCES SECOND QUARTER 2011 FINANCIAL RESULTS

Achieves Second Quarter 2011 Revenue of $294 Million, Operating Margin of 8.4 Percent and Fully Diluted Earnings per Share of 38 Cents;

Raises Full Year 2011 Revenue Growth to Between 9 and 10 Percent;

Signs $75 Million of New Business and Completes Acquisition of eLoyalty

ENGLEWOOD, Colo., Aug. 2, 2011 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of strategic and technology-enabled business process outsourcing solutions that drive commerce and lifetime customer value, today announced financial results for the second quarter ended June 30, 2011.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2011.

“We are pleased with our second quarter financial performance and have raised our revenue outlook for 2011,” said Ken Tuchman, chairman and chief executive officer. “Our fully integrated, end-to-end suite of highly scalable enterprise class solutions, including strategic consulting, revenue generation and on demand infrastructure and software enables us to help our clients seamlessly deliver a differentiated customer experience and continues to drive year-over-year revenue growth, improved operating performance and solid new business wins.

“Recognizing that the service experience is what defines today’s brands, well managed companies are seeking a partner to lead them through the business evolution required to meet heightened customer expectations,” continued Tuchman.  “We continue to broaden our capabilities and are excited about our product line-up and emerging suite of software-as-a-service and subscription-based offerings.  From strategy to execution, we are uniquely focused on delivering an exceptional, multi-channel customer experience that enables our clients to enjoy both industry and financial leadership.”

SECOND QUARTER 2011 FINANCIAL HIGHLIGHTS

TeleTech’s second quarter 2011 revenue was $293.6 million compared to $271.9 million in the year-ago period.  Revenue in the year-ago second quarter included $35.7 million of work for the U.S. Census program which was substantially completed in the third quarter 2010.  Excluding the Census program revenue, TeleTech’s second quarter 2011 constant currency revenue growth was 19.1 percent. Revenue from TeleTech’s offshore locations in the second quarter accounted for $131.1 million or 45 percent of total revenue.

TeleTech’s second quarter 2011 income from operations was $24.6 million, or 8.4 percent of revenue, compared to $19.1 million, or 7.0 percent of revenue in the year-ago quarter.  Income from operations for the second quarter 2011 and 2010 included ($0.1) million and $2.0 million, respectively, of unusual charges related to restructuring and asset impairments.

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During the second quarter 2011, TeleTech incurred approximately $0.9 million of acquisition-related costs associated with the recent acquisition of eLoyalty.  Excluding these costs as well as the unusual charges mentioned above, TeleTech’s second quarter 2011 non-GAAP income from operations was $25.4 million, or 8.7 percent of revenue.

Second quarter 2011 fully diluted earnings per share attributable to TeleTech shareholders was 38 cents compared to second quarter 2010 fully diluted earnings per share of 22 cents.  Second quarter 2011 fully diluted earnings per share attributable to TeleTech shareholders includes a one-time net tax benefit of $5.7 million related to the settlement of a U.S. tax refund claim and other discrete items.

Excluding the one-time net tax benefit and acquisition related costs in the second quarter 2011 in addition to the unusual charges for both periods, TeleTech’s second quarter 2011 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 29 cents compared to 24 cents in the year-ago quarter.

TeleTech’s second quarter 2011 normalized effective tax rate was 24.9 percent due to the distribution of global earnings. The normalized effective tax rate for the first six months of 2011 was 22.1 percent. As previously reported, TeleTech continues to expect its full year 2011 normalized effective tax rate will range between 20 and 23 percent.

OTHER BUSINESS HIGHLIGHTS

New Business

During the second quarter 2011 TeleTech signed an estimated $75 million in annualized revenue from both new and expanding client relationships.

Strong Balance Sheet Continues to Fund Operations, Strategic Acquisitions and Share Repurchases

•                  As of June 30, 2011, TeleTech had cash and cash equivalents of $194.3 million, $118.0 million of borrowings on its credit facility and total other debt of $3.3 million, resulting in a net positive cash position of $73.0 million.

•                  Capital expenditures for the second quarter 2011 were $8.5 million, compared to $5.7 million in the second quarter 2010.

•                  TeleTech repurchased approximately 524,000 shares of common stock during the second quarter 2011 for a total cost of approximately $10 million.  As of June 30, 2011, there was approximately $52 million authorized for future share repurchases.

UPDATED 2011 BUSINESS OUTLOOK

TeleTech is raising its full year 2011 revenue guidance primarily to reflect the completed acquisition of eLoyalty Corporation, which will be immediately accretive to TeleTech earnings. TeleTech estimates full year 2011 revenue will grow approximately 9 to 10 percent over 2010, up from management’s previous

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expectation of 5 to 6 percent.  Furthermore, TeleTech estimates full year 2011 operating margin will range between 8.7 and 9.5 percent, excluding unusual charges, if any.

LONGER-TERM FINANCIAL GOALS

As TeleTech continues to expand its delivery of higher value, fully integrated solutions that span the entire customer experience continuum, TeleTech reiterates its expectation that revenue will increase from 2010 to 2014 at a compounded annual growth rate between 9 and 10 percent. Furthermore, it expects revenue from consultative and technology-based solutions to increase to approximately 25 percent of total 2014 revenue thereby driving operating margin to increase to an estimated range between 11 and 12 percent by 2014.

CONFERENCE CALL

A conference call and webcast with management will be held on Wednesday, August 3, 2011 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Wednesday, August 17, 2011.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2011.

ABOUT TELETECH

For nearly 30 years, TeleTech and its subsidiaries have helped the world’s largest companies achieve their most ambitious goals.  As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-based solutions that maximize revenue, transform customer experiences and optimize business processes.  From strategic consulting to operational execution, TeleTech’s approximately 44,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Our companies deliver award-winning integrated solutions in support of professional services, revenue generation, customer

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innovation, enterprise innovation, hosted technology and learning innovation. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; the risk of integrating strategic acquisitions; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2010.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of August 2, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

###

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$293,636	$271,927	$574,615	$543,453

Operating Expenses:
Cost of services	210,358	198,194	409,479	392,812
Selling, general and administrative	47,283	39,741	95,084	83,149
Depreciation and amortization	11,423	12,946	23,021	25,670
Restructuring charges, net	(57)	1,304	682	2,773
Impairment losses	—	679	230	679
Total operating expenses	269,007	252,864	528,496	505,083

Income From Operations	24,629	19,063	46,119	38,370

Other income (expense)	(1,276)	332	(1,546)	121

Income Before Income Taxes	23,353	19,395	44,573	38,491

Provision for income taxes	(129)	(5,071)	(9,978)	(10,125)

Net Income	23,224	14,324	34,595	28,366

Net income attributable to noncontrolling interest	(1,007)	(922)	(1,905)	(1,677)

Net Income Attributable to TeleTech Shareholders	$22,217	$13,402	$32,690	$26,689

Net Income Per Share Attributable to TeleTech Shareholders

Basic	$0.39	$0.22	$0.57	$0.43

Diluted	$0.38	$0.22	$0.56	$0.42

Income From Operations Margin	8.4%	7.0%	8.0%	7.1%
Net Income Attributable to TeleTech Shareholders Margin	7.6%	4.9%	5.7%	4.9%
Effective Tax Rate	0.6%	26.1%	22.4%	26.3%

Weighted Average Shares Outstanding
Basic	56,713	61,117	56,949	61,495
Diluted	57,974	62,317	58,376	62,907

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue:
North American BPO	$200,885	$212,506	$392,934	$420,448
International BPO	92,751	59,421	181,681	123,005
Total	$293,636	$271,927	$574,615	$543,453

Income (Loss) From Operations:
North American BPO	$19,319	$25,097	$36,887	$44,885
International BPO	5,310	(6,034)	9,232	(6,515)
Total	$24,629	$19,063	$46,119	$38,370

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$194,286	$119,385
Accounts receivable, net	239,543	233,706
Other current assets	83,834	71,125
Total current assets	517,663	424,216

Property and equipment, net	95,699	105,528
Other assets	170,423	130,879

Total assets	$783,785	$660,623

LIABILITIES AND EQUITY
Total current liabilities	$173,694	$172,251
Other long-term liabilities	156,843	33,554
Total equity	453,248	454,818

Total liabilities and equity	$783,785	$660,623

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Reconciliation of Gross Margin:

Revenue	$293,636	$271,927	$574,615	$543,453
Cost of services	210,358	198,194	409,479	392,812
Gross margin	$83,278	$73,733	$165,136	$150,641

Gross margin percentage	28.4%	27.1%	28.7%	27.7%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$22,217	$13,402	$32,690	$26,689
Interest income	(720)	(486)	(1,386)	(1,060)
Interest expense	1,291	699	2,671	1,516
Provision for income taxes	129	5,071	9,978	10,125
EBIT	$22,917	$18,686	$43,953	$37,270

Depreciation and amortization	11,423	12,946	23,021	25,670

EBITDA	$34,340	$31,632	$66,974	$62,940

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$23,224	$14,324	$34,595	$28,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,423	12,946	23,021	25,670
Other	(11,274)	(4,067)	(9,635)	20,599
Net cash provided by operating activities	23,373	23,203	47,981	74,635

Less - Total Capital Expenditures	8,492	5,708	12,362	12,316

Free Cash Flow	$14,881	$17,495	$35,619	$62,319

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$24,629	$19,063	$46,119	$38,370
Restructuring charges, net	(57)	1,304	682	2,773
Impairment losses	—	679	230	679
Acquisition related expenses	855	—	855	—

Non-GAAP Income from Operations	$25,427	$21,046	$47,886	$41,822

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$22,217	$13,402	$32,690	$26,689
Add: Asset impairment and restructuring charges, net of related taxes	(42)	1,424	641	2,544
Add: Acquisition related expenses, net of related taxes	522	—	522	—
Add: Changes in judgement for uncertain tax positions recorded in prior periods	(5,687)	—	163	—

Non-GAAP Net Income attributable to TeleTech shareholders	$17,010	$14,826	$30,474	$29,233

Diluted shares outstanding	57,974	62,317	58,376	62,907

Non-GAAP EPS attributable to TeleTech shareholders	$0.29	$0.24	$0.52	$0.46

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$22,217	$13,402	$32,690	$26,689
Interest income	(720)	(486)	(1,386)	(1,060)
Interest expense	1,291	699	2,671	1,516
Provision for income taxes	129	5,071	9,978	10,125
Depreciation and amortization	11,423	12,946	23,021	25,670
Asset impairment and restructuring charges	(57)	1,983	912	3,452
Equity-based compensation expenses	3,955	3,407	7,715	6,595

Non-GAAP EBITDA	$38,238	$37,022	$75,601	$72,987